Exhibit 10.30

PALVELLA THERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS AWARD

Palvella Therapeutics, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) this award of Restricted Stock Units. The Restricted Stock Units described in this Notice of Grant of Restricted Stock Units Award (the “Notice”) are subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Notice and the Agreement will have the meanings defined in the Plan.

Participant:
Grant Date:
Total Number of Restricted Stock Units:
Vesting:	Subject to the continued service of the Participant through the applicable vesting date, the Restricted Stock Units shall vest as follows:

By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. Participant has reviewed the Plan, the Agreement and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Restricted Stock Unit Agreement and the Plan. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

PALVELLA THERAPEUTICS, INC.	PARTICIPANT

Name: Title:	Name:

EXHIBIT A

RESTRICTED STOCK UNIT AWARD AGREEMENT

1.    Grant of Award. Effective as of the Grant Date set forth in the Notice, the Company has granted to the Participant the number of Restricted Stock Units set forth in the Notice (the “Award”), subject to the restrictions and on the terms and conditions set forth in the Notice, the Plan, and this Agreement. Each Restricted Stock Unit represents the right to receive one Share, subject to the terms and conditions set forth herein.

2.    Vesting of Award.

(a)    Subject to the continued service of the Participant with the Company through the relevant vesting date(s) or event(s), the Restricted Stock Units shall become vested in such amounts and at such times as set forth in the Notice.

(b)    Upon the cessation of the Participant’s service with the Company for Cause (or a resignation by the Participant at such time as the Company could have terminated the Participant’s service for Cause), (i) any unvested Restricted Stock Units will be forfeited automatically and (ii) any vested Restricted Stock Units for which Shares have not yet been delivered will also be forfeited automatically, and the Participant will have no further rights hereunder.

(c)    Unless otherwise provided in the Participant’s employment agreement or in the discretion of the Committee, upon the cessation of the Participant’s service with the Company for any other reason, any unvested Restricted Stock Units will be forfeited automatically and the Participant will have no further rights hereunder.

(d)    Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

3.    Settlement of Award.

(a)    One Share will be delivered with respect to each vested Restricted Stock Unit within sixty (60) days following the applicable vesting date or event.

(b)    The award of Restricted Stock Units constitutes an unfunded and unsecured obligation of the Company. The Participant shall not have any stockholder rights with respect to the Shares underlying the Restricted Stock Units, in each case, unless and until a Restricted Stock Unit vests and a Share is delivered with respect thereto.

(c)    Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other Applicable Law.

4.    Non-Transferability of Award. Except for the forfeiture to the Company, the Restricted Stock Unit and this Award may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law or otherwise, other than by will or by the laws of descent and distribution.

5.    Section 409A. The Award is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of the Award.

6.    Acknowledgements. The Company may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Company may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such Applicable Laws. Participant further acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Laws.

7.    Tax Consequences. Participant acknowledges that the Company has not advised Participant regarding Participant’s income tax liability in connection with the Award and that the Company does not guarantee any particular tax treatment. Participant acknowledges that Participant has reviewed with their own tax advisors the tax treatment of this Award and is relying solely on those advisors in that regard. Participant understands that Participant (and not the Company) will be responsible for their own tax liabilities arising in connection with this Award.

8.    Clawback Provisions. In consideration for the grant of the Award, the Participant agrees to be subject to (i) any compensation, clawback, recoupment or similar policies of the Company or its Affiliates covering the Participant that may be in effect from time to time, whether adopted before or after the Grant Date, and (ii) to such other clawback measures as may be required by Applicable Law ((i) and (ii) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited in their application to the Award, or to any equity or cash the Participant may receive in connection with the Award.

9.    Other Company Policies. The Participant agrees, in consideration for the grant of the Award, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading, anti-hedging and anti-pledging of securities, and other similar policies, that may be in effect from time to time, or as may otherwise be required by Applicable Law.

10.    Entire Agreement. The Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Notice, or this Agreement.

11.    Amendment. The Notice and this Agreement may only be amended by a writing signed by each of the parties hereto. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12.    Successors and Assigns. This Agreement and the Notice shall be binding upon the heirs, executors, administrators and successors of the parties hereto. Neither this Agreement nor any rights or interest hereunder shall be assignable by the Participant, his or her beneficiaries or legal representatives, and any purported assignment in violation hereof shall be void ab initio and of no force or effect.

13.    Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

14.    No Right to Continued Service. Neither the Plan nor this Agreement will confer upon Participant any right to continue in the service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge Participant at any time, with or without Cause and with or without notice.

15.    Tax Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to Participant any taxes required to be withheld by applicable law in connection with the grant or settlement of this Award. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the issuance of any Shares. The Participant may satisfy the applicable withholding tax obligations by paying the amount of any taxes in cash, or, to the extent permitted by the Committee, Shares or other securities may be delivered to the Company or deducted from the number of Shares to be issued to the Participant pursuant to this Agreement to satisfy the obligation in full or in part as long as such withholding of Shares does not violate any applicable laws, rules, or regulations of federal, state, or local authorities (including Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, if applicable). The Participant shall make such payment or arrangement no later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Shares. The obligations of the Company under the Plan are conditioned on such payment or arrangement and the Company, to the extent permitted by law, has the right to deduct any such taxes from any distribution of any kind otherwise due to the Participant.

16.    Governing Law; Severability. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

17.    Electronic Delivery of Documents. The Company may, in its sole discretion, decide to deliver any documents related to the Notice, the Plan or this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. The Participant hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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